ABSC 2005-HE4
Credit Suisse First Boston

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			LTV			DTI
		Avg LTV	Min LTV	Max LTV	Avg DTI	Min DTI	Max DTI
	IO Loans	82.99	33.33	95.00	40.52	10.08	54.68

Low Bal	< $50k	96.25	17.73	100.00	41.15	7.05	54.43
	$50k to $100k	79.69	11.81	100.00	37.50	4.38	56.81

High Coupon	8.001% to 9.000%	81.37	11.81	100.00	39.78	1.87	56.81
	9.001% to 10.000%	83.34	17.73	100.00	39.94	8.49	55.00
	> 10%	89.69	25.61	100.00	41.39	6.49	54.41

Occupancy	Second Home	84.15	70.00	95.00	41.22	1.87	50.03

Lien	2nd lien	99.87	95.00	100.00	41.92	6.49	54.43

Doc Type	Stated Doc	80.36	17.73	100.00	40.81	5.69	57.59
	Limited Doc	81.24	35.50	100.00	37.57	8.09	56.53
Property Type	Non SFR	80.83	13.54	100	41.27	2.25	57.59

Delinq	60+ days	N/A	N/A	N/A	N/A	N/A	N/A

			FICO
		Avg FICO	Min FICO	Max FICO	Full Doc	Limited Doc	Stated Doc
	IO Loans	649	564	808	48.16	5.69	46.14

Low Bal	< $50k	639	503	803	61.90	1.71	36.39
	$50k to $100k	606	500	804	67.98	1.95	30.07

High Coupon	8.001% to 9.000%	575	500	789	42.79	2.97	54.24
	9.001% to 10.000%	582	501	803	35.52	5.66	58.82
	> 10%	609	500	784	31.77	1.40	66.83

Occupancy	Second Home	600	500	755	39.46	0.00	60.54

Lien	2nd lien	666	577	803	46.38	3.68	49.94

Doc Type	Stated Doc	635	500	816	0.00	0.00	100.00
	Limited Doc	612	501	787	0.00	100.00	0.00
Property Type	Non SFR	627	500	795	47.49	3.98	48.53

Delinq	60+ days	N/A	N/A	N/A	N/A	N/A	N/A

Top 5 States		Top 5 Prop		Doc Type
State	% of Aggregate Balance	Property Type	% of Aggregate Balance	Doc Type	% of Aggregate Balance
California	37.99%	Single Family	75.82%	Full Documentation	51.17%
Florida	8.91%	PUD - Detached	9.29%	Stated Documentation	44.01%
New York	6.45%	Condo	5.17%	Limited Documentation	4.82%
New Jersey	4.18%	2-4 Unit	7.49%
Arizona	3.59%	PUD - Attached	2.22%

Top 5 States		Purpose		OCC Codes		Orig Prepay Penalty
State	% of Aggregate Balance	Loan Purpose	% of Aggregate Balance	Occupancy Status	% of Aggregate Balance	Prepayment Penalty (Months)	% of Aggregate Balance
California	37.99%	Purchase	32.81%	Investment Property	4.51%	0	22.92%
Florida	8.91%	Refinance - Cashout	58.47%	Primary Residence	95.08%	12	4.68%
New York	6.45%	Refinance - Rate/Term	8.72%	Second Home	0.41%	24	56.52%
New Jersey	4.18%					36	15.88%
Arizona	3.59%

Largest 10 Loans

Balance	State	MSA	Loan Type	LTV	DTI	FICO	Prop Type	Purpose
650000	CA		2/28 ARM	77.11	38.55	769	Single Family	Refinance - Cashout
$ 649,999.99	CA		2/28 ARM - 2 Yr IO	74.29	27.718	707.00	Single Family	Purchase
$ 645,654.43	NJ		2/28 ARM	90	45.948	656.00	Single Family	Refinance - Cashout
$ 643,500.00	DC		2/28 ARM	90	19.528	677.00	Single Family	Refinance - Cashout
$ 637,340.63	CA		2/28 ARM - 2 Yr IO	75	43.965	655.00	Single Family	Refinance - Cashout
$ 635,354.65	CA		2/28 ARM	80	13.305	613.00	Single Family	Purchase
$ 631,369.63	WA		Fixed Rate	39.5	32.287	684.00	Single Family	Refinance - Cashout
$ 630,000.00	FL		3/27 ARM - 5 Yr IO	90	42.614	662.00	Single Family	Purchase
$ 629,000.00	NE		2/28 ARM	85	39.854	546.00	Single Family	Refinance - Cashout
$ 624,309.05	CA		2/28 ARM	85	48.082	553.00	Single Family	Refinance - Rate/Term

Largest 10 Loans

Balance	State	Occ Codes	Orig Prepay Penalty
650000	CA	Primary Residence	24
$ 649,999.99	CA	Primary Residence	24
$ 645,654.43	NJ	Primary Residence	0
$ 643,500.00	DC	Primary Residence	24
$ 637,340.63	CA	Primary Residence	24
$ 635,354.65	CA	Primary Residence	24
$ 631,369.63	WA	Primary Residence	36
$ 630,000.00	FL	Primary Residence	36
$ 629,000.00	NE	Primary Residence	24
$ 624,309.05	CA	Primary Residence	24